Exhibit 99.1

Bain Capital Specialty Finance, Inc. Prices Public Offering of $300 Million of 2.950% Unsecured Notes Due 2026

BOSTON – March 3, 2021 – Bain Capital Specialty Finance, Inc. (NYSE: BCSF or the “Company”) today announced that it has priced an offering of $300.0 million aggregate principal amount of 2.950% senior unsecured notes due 2026 (the “Notes”). The Notes will mature on March 10, 2026 and may be redeemed in whole or in part at the Company’s option at any time at par plus a “make-whole” premium, provided that the Notes may be redeemed at par one month prior to their maturity.

The offering is expected to close on or about March 10, 2021, subject to satisfaction of customary closing conditions.

The Company intends to use the net proceeds of this offering to repay certain outstanding indebtedness under its financing arrangements. The Company also may make investments in existing and new portfolio companies in accordance with its investment objectives with proceeds of subsequent borrowings under its existing financing arrangements and also may use the proceeds from any such subsequent borrowings for general corporate purposes.

Goldman Sachs & Co. LLC served as the underwriter for this offering.

Investors are advised to carefully consider the investment objectives, risks and charges and expenses of BCSF before investing. The pricing term sheet dated March 3, 2021, the preliminary prospectus supplement dated March 3, 2021, and the accompanying prospectus dated February 11, 2021, each of which has been filed with the U.S. Securities and Exchange Commission (the “SEC”), contain this and other information about BCSF and should be read carefully before investing.

The information in the pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release is not complete and may be changed. The pricing term sheet, the preliminary prospectus supplement, the accompanying prospectus and this press release are not offers to sell any securities of BCSF and are not soliciting an offer to buy such securities in any state or jurisdiction where such offer and sale is not permitted.

BCSF’s shelf registration statement is on file and has been declared effective by the SEC. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents BCSF has filed with the SEC for more complete information about BCSF and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, BCSF, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526. You are advised to obtain a copy of the prospectus supplement and accompanying prospectus and to carefully review the information contained or incorporated by reference therein before making any investment decision.

About Bain Capital Specialty Finance, Inc.

Bain Capital Specialty Finance, Inc. is an externally managed specialty finance company focused on lending to middle market companies. BCSF is managed by BCSF Advisors, LP, an SEC-registered investment adviser and a subsidiary of Bain Capital Credit, LP. Since commencing investment operations on October 13, 2016, and through December 31, 2020, BCSF has invested approximately $3,913.9 million in aggregate principal amount of debt and equity investments prior to any subsequent exits or repayments. BCSF’s investment objective is to generate current income and, to a lesser extent, capital appreciation through direct originations of secured debt, including first lien, first lien/last out, unitranche and second lien debt, investments in strategic joint ventures, equity investments and, to a lesser extent, corporate bonds. BCSF has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended.

Forward-Looking Statements

This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the U.S. Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.

Investor Contact:

Katherine Schneider

Tel. +1 212 803 9613

investors@baincapitalbdc.com

Media Contact:

Charlyn Lusk

Tel. +1 646 502 3549

clusk@stantonprm.com